ManpowerGroup Fourth Quarter Results | February 2, 2021 Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including statements regarding the anticipated financial and operational impacts of the COVID-19 pandemic and related economic conditions and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks and uncertainties arising from the COVID-19 global pandemic and related governmental actions that are included under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which information is incorporated herein by reference. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

Consolidated Financial Highlights ManpowerGroup 2020 Fourth Quarter Results As Adjusted figures exclude the impact of restructuring charges of $12.6M ($8.7M net of tax)

Consolidated Financial Highlights ManpowerGroup 2020 Fourth Quarter Results As Adjusted figures exclude (a) $48.2M ($40.2 net of tax) of restructuring costs in Q1 2020; (b) the impact of goodwill impairment charge of $67M, a software impairment charge of $6M and discrete tax items of $4M in Q2 2020; (c) the impact of restructuring costs of $49.9M ($42.1M net of tax), $5.8M ($5.2M net of tax) loss from dispositions of subsidiaries and a discrete tax item of $12M in Q3 2020; (d) the impact of restructuring costs of $12.6M ($8.7M net of tax) in Q4 2020; while 2019 adjusted figures exclude(a) the impact of the gain of $30M from our Greater China IPO in Q3 2019; (b) the impact of the gain of $80M from our acquisition of the remaining interest in our Manpower Switzerland business, which was recorded in interest and other expenses below operating profit; (c) the impact of goodwill impairment and related tax and other charges of $76M in Q2 2019, of which $66M was recorded in SG&A and $10M was recorded in provision for income taxes; and (d) $39.8M ($31.4 net of tax) of restructuring costs in Q1 2019.

ManpowerGroup 2020 Fourth Quarter Results EPS Bridge – Q4 vs. Guidance Midpoint

Consolidated Gross Margin Change ManpowerGroup 2020 Fourth Quarter Results

Trend Business Line Gross Profit – Q4 2020(1) (1) Business line classifications can vary by entity and are subject to change as service requirements change. █ Manpower █ Experis █ Talent Solutions █ ManpowerGroup – Total ManpowerGroup 2020 Fourth Quarter Results

SG&A Expense Bridge – Q4 YoY (in millions of USD) ManpowerGroup 2020 Fourth Quarter Results

Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. Americas Segment (20% of Revenue) ManpowerGroup 2020 Fourth Quarter Results

% of Segment Revenue Americas – Q4 Revenue Trend YoY Average Daily Revenue Trend - CC On an organic basis, both revenue and ADR for the US decreased 5%. (1) ManpowerGroup 2020 Fourth Quarter Results

Southern Europe Segment (46% of Revenue) ManpowerGroup 2020 Fourth Quarter Results Excludes the impact of restructuring costs of $3.8M ($2.6M net of tax) in Q4 2020.

Southern Europe – Q4 Revenue Trend YoY % of Segment Revenue Average Daily Revenue Trend - CC ManpowerGroup 2020 Fourth Quarter Results On an organic basis revenue for Southern Europe Other decreased 4% or 8% in constant currency. (1)

Northern Europe Segment (22% of Revenue) ManpowerGroup 2020 Fourth Quarter Results Excludes the impact of restructuring costs of $8.8M ($6.3M net of tax) in Q4 2020.

Northern Europe – Q4 Revenue Trend YoY % of Segment Revenue Average Daily Revenue Trend - CC ManpowerGroup 2020 Fourth Quarter Results

APME Segment (12% of Revenue) ManpowerGroup 2020 Fourth Quarter Results

APME – Q4 Revenue Trend YoY % of Segment Revenue Average Daily Revenue Trend - CC (1) ManpowerGroup 2020 Fourth Quarter Results

Cash Flow Summary – Full Year ManpowerGroup 2020 Fourth Quarter Results

Balance Sheet Highlights Total Debt (in millions of USD) Total Debt to Total Capitalization Net (Cash) ManpowerGroup 2020 Fourth Quarter Results

Debt and Credit Facilities – December 31, 2020 (in millions of USD) (3) (1)(2) ManpowerGroup 2020 Fourth Quarter Results The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of -0.12 and a fixed charge coverage ratio of 3.04 as of December 31, 2020. (In the agreement, net debt is defined as total debt less cash in excess of $400M.) As of December 31, 2020, there were $0.5M of standby letters of credit issued under the agreement. Under the $600M agreement, we have an option to increase the total availability under the facility by an additional $200M. Represents subsidiary uncommitted lines of credit & overdraft facilities, which total $340.3M. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M.

First Quarter 2021 Outlook ManpowerGroup 2020 Fourth Quarter Results

Our Acceleration Plan – DDI  Experis Talent Solutions Manpower Perm and Convenience Diversification Accelerate growth of higher margin business in all brands Push for relentless efficiency and productivity across all brands Global technology implementations Digitization - at an accelerated pace Better tools enabling deeper relationships with clients and candidates Data assets and insight delivering new, differentiated value for stakeholders Source and place more talent; predict match and performance more accurately MyPath Assessments Data & Analytics Innovation - an engine for growth, progress and change Sustainable competitive advantage as client and candidate expectations evolve  Create new differentiation, add value and scale ManpowerGroup 2020 Fourth Quarter Results

Key Take Aways ManpowerGroup 2020 Fourth Quarter Results

Appendix

Industry Vertical Composition – Q4 2020 ManpowerGroup 2020 Fourth Quarter Results Manufacturing, 30.7%